Press Release

FOR IMMEDIATE RELEASE

Contact: Neil Cotiaux, FHLBank Pittsburgh: 412-335-9488, Neil.Cotiaux@fhlb-pgh.com

RESULTS ANNOUNCED IN BOARD ELECTIONS AT FHLBANK PITTSBURGH

PITTSBURGH, November 15, 2012 – The Board of Directors of the Federal Home Loan Bank of Pittsburgh (FHLBank) today announced the results of recent elections.

New Pennsylvania Member Director – The FHLBank’s members elected Frederick E. Schea, President and Chief Executive Officer of First Savings Bank, Perkasie, Pa. In addition to serving as President and CEO, Schea is Chairman and Director of First Savings Insurance, a full-service property and casualty agency. He has also served as the chief financial officer of several financial institutions.

Schea earned a Bachelor’s degree in Finance and an MBA from Lehigh University. He is a licensed CPA and Certified Management Accountant who served as global Chair of the Institute of Management Accountants. Active in his community, Schea is a director of the Doylestown Hospital Foundation and serves on its advisory board. He resides in Chalfont, Pa.

New Independent Director – The FHLBank’s members elected one non-incumbent director to a newly created independent directorship. The new director is Pamela H. Godwin, formerly an insurance industry executive. Since 2001, she has served as President of Change Partners, Inc. Change Partners works with clients on change and growth initiatives on an individual and organizational level.

Ms. Godwin spent six years at Providian Corporation, Valley Forge, Pa., where she served as President and Chief Operating Officer of the Academy Insurance Group and President and Secretary of National Liberty Life Insurance Company. Earlier, she spent 14 years at Colonial Penn Group, Inc., Philadelphia, Pa., where she served as Senior Vice President of Property/Casualty Claims. In addition, she was President and Chief Operating Officer for the GMAC Insurance Personal Lines Agency Division.

Ms. Godwin earned a Bachelor’s degree with Phi Beta Kappa from Pennsylvania State University and holds a Chartered Property and Casualty Underwriter designation. Ms. Godwin is a member of the board of the National Association of Corporate Directors, Philadelphia Chapter. She resides in Havertown, Pa.

Ms. Godwin and Mr. Schea will begin their terms on January 1, 2013.

More

FHLBank Pittsburgh Director Elections, page two

Incumbent Pennsylvania Member Director – The FHLBank’s members re-elected one member director, John S. Milinovich, Executive Vice President, Treasurer and Chief Financial Officer of Washington Financial Bank.

Incumbent Independent Directors – The FHLBank’s members re-elected two non-member independent directors. Re-elected directors are Patrick A. Bond, Founding General Partner at Mountaineer Capital, LP, Charleston, W.Va., and Brian A. Hudson, Executive Director and Chief Executive Officer of the Pennsylvania Housing Finance Agency.

New Delaware Member Directors – As previously announced in August, two member director nominees in Delaware – Carlos M. Garcia, Senior Executive Vice President, Sovereign Bank, N.A. and Gary T. Prizzia, Treasurer, Genworth Life Insurance Company – were elected to serve on the Board for terms beginning January 1, 2013.

Other Directors Serving on the FHLBank Pittsburgh Board of Directors – In addition to the directors-elect listed above, FHLBank Pittsburgh’s Board of Directors for 2013 also includes the following members: Dennis S. Marlo, Chairman; John K. Darr, Vice Chairman; Maureen Breakiron-Evans; Rev. Luis A. Cortés, Jr.; William C. Marsh; Charlotte B. McLaughlin; Lynda A. Messick; Charles J. Nugent; Bradford E. Ritchie and Patrick J. Ward.

FHLBank Pittsburgh is a wholesale bank that serves the housing finance and community and economic development needs of its owner-members. FHLBank Pittsburgh provides reliable access to low-cost funds, competitive pricing in the purchase of mortgage loans, correspondent banking, technical assistance, affordable housing grants and other programs so members can better serve their own communities. FHLBank Pittsburgh is privately capitalized and funded and does not use taxpayer dollars. At September 30, 2012, the Bank had 294 members in its district of Delaware, Pennsylvania and West Virginia and approximately $60 billion in assets. FHLBank Pittsburgh is one of twelve Banks in the Federal Home Loan Bank System, established by Congress in 1932 to support the residential mortgage activities of local financial institutions.

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